EXHIBIT 4(nn)

Addendum No. 5 to the Investment Advisory Agreement

This Addendum No. 5 to the Investment Advisory Agreement dated as of             , 2011 (the “Amendment”) is entered into by and between BlackRock FundsSM, a Massachusetts business trust (the “Fund”), on behalf of each of its series named in Appendix A attached hereto (each, a “Portfolio”), and BlackRock Advisors, LLC, a Delaware limited liability company (the “Adviser”).

WHEREAS, the Fund, on behalf of each Portfolio, and the Adviser have entered into an Investment Advisory Agreement dated September 29, 2006 (the “Advisory Agreement”) pursuant to which the Adviser agreed to act as investment advisor to each Portfolio; and

WHEREAS, the Advisory Agreement provides that the Fund, on behalf of each Portfolio, will pay to the Adviser a monthly fee in arrears at an annual rate equal to the amount set forth in Appendix A thereto; and

WHEREAS, the Advisory Agreement may be amended in accordance with Section 12 of the Advisory Agreement;

WHEREAS, the Board of Trustees, including a majority of those Trustees who are not interested persons of the Fund, specifically approved this Amendment at an in-person meeting held on May 18, 2011;

NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

1.	Appendix A of the Advisory Agreement is hereby amended as set forth on the Appendix A attached hereto with respect to each Portfolio.

2.	Except as otherwise set forth herein, the terms and conditions of the Advisory Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Addendum No. 5 to the Investment Advisory Agreement to be executed by their officers designated below as of the day and year first above written.

BLACKROCK FUNDSSM

By:
Name:
Title:

BLACKROCK ADVISORS, LLC

By:
Name:
Title:

APPENDIX A

Portfolios and Fees

Portfolio	Advisory Fee (as a percentage of average daily net assets)
Mid-Cap Value Equity Portfolio	First $1 billion	0.800%
	$1 billion - $2 billion	0.700%
	$2 billion - $3 billion	0.650%
	Over $3 billion	0.625%
Mid-Cap Growth Equity Portfolio	First $1 billion	0.800%
	$1 billion - $2 billion	0.700%
	$2 billion - $3 billion	0.650%
	Over $3 billion	0.625%
Small/Mid-Cap Growth Portfolio	First $1 billion	0.750%
	$1 billion - $2 billion	0.700%
	$2 billion - $3 billion	0.675%
	Over $3 billion	0.650%
Small Cap Growth Equity Portfolio	First $1 billion	0.550%
	$1 billion - $2 billion	0.500%
	$2 billion - $3 billion	0.475%
	Over $3 billion	0.450%
Asset Allocation Portfolio	First $1 billion	0.550%
	$1 billion - $2 billion	0.500%
	$2 billion - $3 billion	0.475%
	Over $3 billion	0.450%
Health Sciences Opportunities Portfolio	First $1 billion	0.750%
	$1 billion - $2 billion	0.700%
	$2 billion - $3 billion	0.675%
	Over $3 billion	0.650%
Science & Technology Opportunities Portfolio	First $1 billion	0.900%
	$1 billion - $2 billion	0.850%
	$2 billion - $3 billion	0.800%
	Over $3 billion	0.750%
Energy & Resources Portfolio	First $1 billion	0.750%
	$1 billion - $2 billion	0.700%
	$2 billion - $3 billion	0.675%
	Over $3 billion	0.650%

A-1

All-Cap Energy & Resources Portfolio	First $1 billion	0.750%
	$1 billion - $2 billion	0.700%
	$2 billion - $3 billion	0.675%
	Over $3 billion	0.650%
U.S. Opportunities Portfolio	First $1 billion	1.100%
	$1 billion - $2 billion	1.050%
	$2 billion - $3 billion	1.025%
	Over $3 billion	1.000%
Global Opportunities Portfolio	First $1 billion	0.900%
	$1 billion - $2 billion	0.850%
	$2 billion - $3 billion	0.800%
	Over $3 billion	0.750%
International Opportunities Portfolio	First $1 billion	1.000%
	$1 billion - $2 billion	0.950%
	$2 billion - $3 billion	0.900%
	Over $3 billion	0.850%
Exchange Portfolio	First $1 billion	0.500%
	$1 billion - $3 billion	0.470%
	$3 billion - $5 billion	0.450%
	$5 billion - $10 billion	0.440%
	Over $10 billion	0.430%
BlackRock China Fund	1.00%
BlackRock World Gold Fund	First $1 billion	0.750%
	$1 billion - $2 billion	0.700%
	$2 billion - $3 billion	0.675%
	Greater than $3 billion	0.650%
Money Market Portfolio	First $1 billion	0.450%
	$1 billion - $2 billion	0.400%
	$2 billion - $3 billion	0.375%
	Over $3 billion	0.350%
U.S. Treasury Money Market Portfolio	First $1 billion	0.450%
	$1 billion - $2 billion	0.400%
	$2 billion - $3 billion	0.375%
	Over $3 billion	0.350%
Municipal Money Market Portfolio	First $1 billion	0.450%
	$1 billion - $2 billion	0.400%
	$2 billion - $3 billion	0.375%
	Over $3 billion	0.350%

A-2

New Jersey Municipal Money Market Portfolio	First $1 billion	0.450%
	$1 billion - $2 billion	0.400%
	$2 billion - $3 billion	0.375%
	Over $3 billion	0.350%
North Carolina Municipal Money Market Portfolio	First $1 billion	0.450%
	$1 billion - $2 billion	0.400%
	$2 billion - $3 billion	0.375%
	Over $3 billion	0.350%
Ohio Municipal Money Market Portfolio	First $1 billion	0.450%
	$1 billion - $2 billion	0.400%
	$2 billion - $3 billion	0.375%
	Over $3 billion	0.350%
Pennsylvania Municipal Money Market Portfolio	First $1 billion	0.450%
	$1 billion - $2 billion	0.400%
	$2 billion - $3 billion	0.375%
	Over $3 billion	0.350%
Virginia Municipal Money Market Portfolio	First $1 billion	0.450%
	$1 billion - $2 billion	0.400%
	$2 billion - $3 billion	0.375%
	Over $3 billion	0.350%

A-3